UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On August 18, 2023, Skye Bioscience, Inc., a Nevada corporation (the “Company” or “Skye”), completed the acquisition of Bird Rock Bio, Inc., a Delaware corporation (“Bird Rock”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated August 15, 2023 (the “Merger Agreement”), by and among the Company, Aquila Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Bird Rock. Pursuant to the Merger Agreement, Merger Sub merged with and into Bird Rock, with Bird Rock surviving such merger as a wholly owned subsidiary of the Company (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company issued to certain former stockholders of Bird Rock, an aggregate of 968,973,005 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), valued at approximately $20.0 million based on the 60 trading day volume weighted average price of the Common Stock as of an agreed upon date.
The Board of Directors of the Company (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the Company’s stockholders.
Immediately following the Merger and the Financing (as defined below), there were approximately 3.08 billion shares of Common Stock outstanding, and the former equity holders of Bird Rock owned approximately 31.4% of the outstanding shares of Common Stock, the Investors (as defined below) owned approximately 37.0% of the outstanding shares of Common Stock, and the equity holders of Skye immediately prior to the Effective Time owned approximately 31.6% of the outstanding shares of Common Stock.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Bird Rock. The Merger Agreement contains customary representations, warranties and covenants that the Company and Bird Rock made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Bird Rock and may be subject to important qualifications and limitations agreed to by the Company and Bird Rock in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company and Bird Rock rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Lock-up Agreements
Concurrently and in connection with the Merger and the Financing, (i) certain Bird Rock stockholders as of immediately prior to the Merger, (ii) certain of the stockholders, directors and officers of the Company as of immediately prior to the Merger, (iii) the Investors, and (iv) MFDI (as defined below) entered into lock-up agreements with the Company, pursuant to which each such holder will be subject to a one year lock-up on the sale or transfer of shares of Common Stock held by each such stockholder as of the closing of the Merger, including Common Stock received by Bird Rock stockholders in the Merger (the “Lock-up Agreements”).

Private Placement and Securities Purchase Agreement
In connection with the execution of the Merger Agreement, on August 15, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 581,383,799 shares of Common Stock (the “PIPE Shares”), at a price of $0.02064041 per share, and accompanying warrants to purchase up to 581,383,799 of Common Stock (the “PIPE Warrants”), for an aggregate purchase price of $12.0 million (the “Financing”).
Pursuant to the Merger Agreement and the Purchase Agreement, at the Effective Time, the Company issued to certain former stockholders of Bird Rock, an aggregate of 557,159,474 shares of Common Stock as a result of the participation of such former stockholders or their respective affiliates in the Financing.
The PIPE Warrants are exercisable at an exercise price of $0.02064041 per share, subject to adjustment as set forth therein. The PIPE Warrants have a term of ten years from the date of issuance. The PIPE Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of Common Stock underlying the PIPE Warrants.
The closing of the Financing occurred on August 18, 2023.
The Purchase Agreement includes certain covenants, including a limitation on the Company’s use of the net proceeds from the Financing, and a limitation on subsequent equity sales by the Company.
The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Investors. The Purchase Agreement contains customary representations, warranties and covenants that the Company and the Investors made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Purchase Agreement between the Company and the Investors and may be subject to important qualifications and limitations agreed to by the Company and the Investors in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company and the Investors rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Convertible Note Purchase Agreement
On August 15, 2023, the Company entered into a Secured Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) with MFDI, LLC (“MFDI”), pursuant to which the Company issued to MFDI (i) a secured convertible promissory note (the “MFDI Note”) in the principal amount of $5.0 million and (ii) an accompanying warrant to purchase up to 85,000,000 shares of Common Stock (the “MFDI Warrant”).
The MFDI Note will mature on the earlier of (i) 12 months following the date of the issuance and (ii) five business days after the aggregate face value of the appellate bond for the judgment issued in the case entitled Wendy Cunning vs. Skye Bioscience, Inc. in the United Stated District Court for the Central District of California as Case No. 8:21-cv-00710-DOC-KES is reduced to less than $4,280,000, unless earlier repurchased or converted. The conversion rate for the MFDI Note will initially be $0.02064041 per share of Common Stock (the “Conversion Rate”). The Notes will bear interest at a rate of 10.0% per year and all interest accrued under the MFDI Note will be payable quarterly within 30 days of the last day of each calendar quarter.
During the term of the MFDI Note, MFDI will be permitted to convert the MFDI Note into shares of Common Stock at any time at the then applicable Conversion Rate. The Company may prepay the principal or interest outstanding under the MFDI Note at any time without penalty.

The Note Purchase Agreement includes certain covenants, including a requirement for the Company to use its reasonable best efforts to grant MFDI a security in the Company’s real property located at 9295 198 St, Langley Twp, BC V1M 3J9 Canada as collateral for the Company’s obligations under the MFDI Note.
The MFDI Warrant is exercisable at an exercise price of $0.02064041 per share, subject to adjustment as set forth therein. The MFDI Warrant has a term of ten years from the date of issuance. The MFDI Warrant may be exercised on a cashless basis.
Registration Rights Agreement
On August 15, 2023, in connection with the execution of the Merger Agreement, the Purchase Agreement and the Note Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain investors, pursuant to which such holders of Company securities will have certain customary registration rights, including rights with respect to the filing of a registration statement under the Securities Act within 180 days from the date of the Registration Rights Agreement.
Appeal Bond and Irrevocable Letter of Credit
As discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 7, 2023, the Company is a party to a legal proceeding with a former employee alleging, among other things, wrongful termination, violation of whistleblower protections under the Sarbanes-Oxley Act of 2002 and retaliation under California law against the Company relating to certain actions and events that occurred with the Company's former management during the employee's employment term from March 2018 to July 2019. The case, entitled Wendy Cunning vs Skye Bioscience, Inc., was filed in U.S. District Court for the Central District of California (the “Cunning Lawsuit”). On January 18, 2023, a jury rendered a verdict in favor of Ms. Cunning.
On August 2, 2023, the court approved an order granting the Company’s request for a stay on the enforcement of the judgement in the Cunning Lawsuit pending post-trial motions and appeal conditioned on posting an appeal bond in the amount of $9,080,201.63 (the “Appeal Bond”). On August 18, 2023, the Company posted the Appeal Bond.
To assist the Company with the posting of the Appeal Bond, Fifth Third Bank (the “Bank”), on behalf of the Company, issued an irrevocable letter of credit covering the full amount of the Appeal Bond to the surety company that issued the Appeal Bond, and the Bank and the Company entered into an Irrevocable Letter of Credit Reimbursement Agreement, pursuant to which the Company agreed to, among other things, reimburse the Bank if the Bank is obligated to make any payments under such irrevocable letter of credit.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8‑K and is incorporated herein by reference.
The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The foregoing description of the Purchase Agreement and the PIPE Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the PIPE Warrants, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
The foregoing descriptions of the Note Purchase Agreement, the MFDI Note and the MFDI Warrant do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement, the MFDI Note and the MFDI Warrant, copies of which are filed as Exhibits 10.3, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained above in Item 1.01 of the Current Report on Form 8-K discussing the Appeal Bond and the irrevocable letter of credit are incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The PIPE Shares and the PIPE Warrants were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring such securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Shares and the PIPE Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
The MFDI Note and the MFDI Warrant were offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. MFDI represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring such securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The MFDI Note and the MFDI Warrant have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
To the extent that any shares of Common Stock are issued upon the exercise or conversion, as applicable, of the PIPE Warrants, the MFDI Note or the MFDI Warrant, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the exercise or conversion, as applicable, of the PIPE Warrants, the MFDI Note or the MFDI Warrant, and any resulting issuance of shares of Common Stock.
Pursuant to the Merger Agreement, the Company issued shares of Common Stock. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
In accordance with the closing of the Merger, Andrew Schwab and Paul Grayson were appointed to the Board.

Andrew Schwab (Age 52). Andrew Schwab is a Founding Partner and Managing Member of 5AM Venture Management, LLC, a venture capital firm. Prior to founding 5AM Venture Management, LLC in June 2002, Mr. Schwab was a Principal at Bay City Capital, a life sciences investment firm, where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously, Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of Bird Rock Bio, Inc., BlueLight Therapeutics, Inc, Camp4 Therapeutics Corporation, Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Enliven Therapeutics, Inc., Fellow Health, Inc., Flexion Therapeutics, Inc., Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun out Bellerophon Therapeutics, Inc.), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Pear Therapeutics, Inc., Precision NanoSystems, Inc. (which was acquired by Danaher Corporation), Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), Rarecyte, Inc., The Assay Depot (d.b.a. Scientist.com), TMRW Life Sciences, Inc., Viveve Medical, Inc. and 5:01 Acquisition Corp. Mr. Schwab also currently serves on the boards of trustees of the California Academy of Sciences and Davidson College. He holds a B.S. degree with Honors in Genetics & Ethics from Davidson College.
Paul Grayson (Age 59). Paul Grayson has served as President and Chief Executive Officer of Tentarix Biotherapeutics Inc., a biotechnology company, since July 2020 and as President and Chief Executive Officer of Bird Rock Bio, Inc., a clinical stage biopharmaceutical company, from June 2011 until its acquisition by the Company. From November 2019 to July 2020, Mr. Grayson also served as a partner at Versant Ventures, a venture capital firm. Mr. Grayson currently serves on the board of directors for several private companies, including Pipeline Therapeutics and Tentarix Biotherapeutics. He received a Bachelor of Arts in Biochemistry and Computer Science from the University of California, Los Angeles and a Master of Business Administration from the University of California, Irvine.
There are no arrangements or understandings between Mr. Schwab or Mr. Grayson and any other person pursuant to which such individual was appointed as a director of the Company. None of Mr. Schwab or Mr. Grayson is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Board Committees
In connection with the closing of the Merger, Mr. Schwab was appointed to the compensation committee of the Board.
Indemnification Agreements
In connection with Mr. Schwab and Mr. Grayson’s appointment to the Board, each of Mr. Schwab and Mr. Grayson entered into a customary indemnification agreement with the Company. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On August 21, 2023, the Company issued a press release announcing the Merger, the Financing, the Note Purchase Agreement and the Company’s intention to effect a reverse stock split of its outstanding shares of Common Stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On the same day, the Company will hold a conference call to discuss the Merger, the Financing, the Note Purchase Agreement and the Company’s intention to effect a reverse stock split of its outstanding shares of Common Stock. On August 21, 2023, the Company made available a presentation to be used with investors on such conference call. Copies of the presentation and the script of the conference call are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the filing of a resale registration statement pursuant to the Registration Rights Agreement, if any, and the Company’s intention to effect a reverse stock split of its outstanding shares of Common Stock. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, its clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1#	Agreement and Plan of Merger and Reorganization, dated August 15, 2023, by and among Skye Bioscience, Inc., Aquila Merger Sub, Inc., and Bird Rock Bio, Inc.
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Secured Convertible Promissory Note issued by Skye Bioscience, Inc. to MFDI, LLC
4.3	Common Stock Purchase Warrant issued by Skye Bioscience, Inc. to MFDI, LLC
10.1#	Securities Purchase Agreement, dated as of August 15, 2023, by and among Skye Bioscience, Inc. and the Investors named therein
10.2#	Registration Rights Agreement, dated as of August 15, 2023, by and among Skye Bioscience, Inc. and the Investors named therein
10.3#	Secured Note and Warrant Purchase Agreement, dated as of August 15, 2023, by and among Skye Bioscience, Inc. and MFDI, LLC
10.4	Form of Indemnification Agreement
99.1	Press Release of Skye Bioscience, Inc., dated August 21, 2023
99.2	Presentation for investor conference call held by Skye Bioscience, Inc. on August 21, 2023
99.3	Script of investor conference call held by Skye Bioscience, Inc. on August 21, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
# Certain exhibits or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: August 21, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer